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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(D) of the
                         securities exchange act of 1934


       Date of Report (Date of earliest event reported): February 3, 2003


Commission            Registrant, State of Incorporation     I.R.S. Employer
File Number           Address and Telephone Number           Identification No.

333-42427             J. CREW GROUP, INC.                    22-2894486
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                      (Incorporated in New York)
                      770 Broadway
                      New York, New York 10003
                      Telephone: (212) 209-2500

333-42423             J. CREW OPERATING CORP.                22-3540930
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                      (Incorporated in Delaware)
                      770 Broadway
                      New York, New York 10003
                      Telephone: (212) 209-2500

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Item 5.   Other Events.

          On February 3, 2003, J.Crew Group, Inc. (the "Company"), TPG Partners II, L.P. and Emily Woods entered into a Letter Agreement (the "Letter Agreement") that amended the Stockholders' Agreement among the Company, TPG Partners II, L.P. and Emily Woods, dated October 17, 1997 (as amended by the Letter Agreement between the Company, TPG Partners II, L.P. and Emily Woods, dated June 11, 1998). A copy of the Letter Agreement is attached hereto as
Exhibit 4.1.

          On February 4, 2003, the Company, J.Crew Operating Corp. ("Operating") and certain subsidiaries thereof, and TPG-MD Investment, LLC entered into a Credit Agreement (the "Credit Agreement") pursuant to which TPG -MD Investment, LLC will provide a $20.0 million subordinated loan to Operating. The loan will be guaranteed by certain subsidiaries of Operating and may be exchanged into shares of common stock of the Company. A copy of the Credit Agreement is attached hereto as Exhibit 10.1.

Item 7.   Exhibits.

          4.1 Letter Agreement, dated February 3, 2003, between, J. Crew Group, Inc., TPG Partners II, L.P., and Emily Woods.

          10.1 Credit Agreement, dated as of February 4, 2003, between J. Crew Group, Inc, J. Crew Operating Corp. and certain subsidiaries thereof, and TPG-MD Investment, LLC.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           J. CREW GROUP, INC.


                                           By  /s/ Scott M. Rosen
                                             -----------------------------------
                                             Name:  Scott M. Rosen
                                             Title: Executive Vice-President
                                                    and Chief Financial Officer

Date: February 7, 2003

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                                  EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------

4.1 Letter Agreement, dated February 3, 2003, between, J. Crew Group, Inc., TPG Partners II, L.P., and Emily Woods.

10.1 Credit Agreement, dated as of February 4, 2003, between J. Crew Group, Inc, J. Crew Operating Corp., and certain subsidiaries thereof, and TPG-MD Investment, LLC.

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